UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported)	June 13, 2017

AmTrust Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33143	04-3106389
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

59 Maiden Lane, 43rd Floor, New York, New York	10038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 220-7120

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.133-4 (c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2017, AmTrust Financial Services, Inc. (the “Company”) entered into an amended and restated employment agreement (the “Amended Agreement”) with Ronald E. Pipoly, Jr., its former Chief Financial Officer and current Executive Vice President – Finance. The Company previously reported the transition of Mr. Pipoly’s responsibilities in a Current Report on Form 8-K filed on June 5, 2017.

Pursuant to the Amended Agreement, which has an effective date of June 5, 2017, Mr. Pipoly’s term of employment continues until June 4, 2019, at which time the Amended Agreement will continue to automatically renew for successive one-year periods unless the Company or Mr. Pipoly provide 90 days’ written notice of an intention not to renew. Mr. Pipoly’s annual base salary remains $700,000. Mr. Pipoly is eligible to receive bonus payments in the amount of (a) $500,000 upon the earlier to occur of June 30, 2017 or five days after the Company’s filing of its amended quarterly reports on Form 10-Q for the quarters ended June 30, 2016 and September 30, 2016, and (b) $500,000 within 30 calendar days of the Company’s filing of its quarterly reports on Form 10-Q for the quarters ended June 30, 2017 and September 30, 2017. The bonus payments described in (b) are contingent upon the Company’s timely filing of the quarterly reports, with no further errors requiring restatement of the Company’s consolidated financial statements, and no identification of additional material weaknesses in the Company’s internal control over financial reporting. In addition, Mr. Pipoly is eligible to receive other bonus payments in the discretion of the Company’s Board of Directors.

Other than described above, the remaining provisions of Mr. Pipoly’s existing employment agreement from March 2010 remain materially unchanged. For a description of amounts payable to Mr. Pipoly upon termination, see the descriptions in the Company’s 2017 proxy statement under the headings “Executive Compensation – Employment Agreement – Ronald E. Pipoly, Jr.” and “Executive Compensation – Potential Payments upon Termination or Change-in-Control.”

The description of the Amended Agreement is qualified in its entirety by reference to the full text of the Amended Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement, dated June 13, 2017, by and between AmTrust Financial Services, Inc. and Ronald E. Pipoly, Jr.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AmTrust Financial Services, Inc.
(Registrant)

Date	June 13, 2017

/s/ Stephen Ungar
Stephen Ungar
SVP, General Counsel and Secretary